As filed with the Securities and Exchange Commission on April 29, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE9 LIMITED

(Exact name of registrant as specified in its charter)

_______________

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Building No. 3, 690 Bibo Road

Zhangjiang Hi-tech Park

Pudong New Area

Shanghai 201203

People’s Republic of China

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Eighth Amended and Restated 2004 Stock Option Plan
(Full title of the plan)

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Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Emerging growth company ☐		Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Copies to:

George Lai Chief Financial Officer The9 Limited Building No. 3, 690 Bibo Road Zhang Jiang Hi-Tech Park Pudong New Area, Pudong Shanghai 201203 People’s Republic of China Tel: +86-21-5172-9999

Calculation of Registration Fee

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value US$0.01 per share(1)	65,550,386(3)	US$0.583(3)	US$38,215,875.04	US$4,631.76
Total	65,550,386	US$0.583	US$38,215,875.04	US$4,631.76

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents three ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (File No.: 333-156635).
(2)	The total amount to be registered represents 65,550,386 ordinary shares that have been added to the award pool under the Eighth Amended and Restated 2004 Stock Option Plan (the “Plan”) and are reserved for future issuances pursuant to award grants under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plan.
(3)	The amount to be registered represents ordinary shares reserved for future award grants under the Plan. The proposed maximum offering price per share for these shares, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$1.750 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Capital Market on April 23, 2019.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purposes of registering an aggregate of 65,550,386 ordinary shares of The9 Limited (the “Registrant”) that have been added to the award pool pursuant to the terms of the Eighth Amended and Restated 2004 Stock Option Plan (the “Plan”).

Previously, an aggregate of 34,449,614 ordinary shares of the Registrant were registered for issuance under the Plan pursuant to the Registrant’s registration statements on Form S-8 filed on August 19, 2005 (File No. 333-127700), as amended on December 19, 2008 (File No.: 333-156306), August 12, 2010 (File No.: 333-168780), April 11, 2016 (File No.: 333-210693) and April 7, 2017 (File No.: 333-217190) (collectively, the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except as otherwise set forth herein. In November 2018 and December 2018, the board of directors of the Registrant and the shareholders of the Registrant approved an increase of 65,550,386 ordinary shares to the award pool under the Plan. The newly added 65,550,386 ordinary shares are being registered on this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the year ended December 31, 2018, filed with the Commission on April 29, 2019; and

(b)	The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 000-51053) filed with the Commission on November 30, 2004, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of The Registrant as currently in effect (incorporate by reference to Exhibit 1.1 from our Annual Report on Form 20-F (file no. 001-34238) filed with the Securities and Exchange Commission on April 29, 2019)

4.2	Specimen Certificate for Ordinary Shares of The Registrant (incorporated by reference to Exhibit 4.2 from our Registration Statement on Form F-1 (file no. 333-120810) filed with the Securities and Exchange Commission on November 26, 2004)

4.3	Form of Deposit Agreement dated as of December 20, 2004, as amended and restated as of January 16, 2009, as further amended and restated as of March 20, 2009, and as further amended and restated as of December 3, 2010 among The Registrant, The Bank of New York Mellon, as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 of our Post-Effective Amendment No. 2 to the Registration Statement on Form F-6 (file No. 333-156635) filed with the Securities and Exchange Commission on November 19, 2010)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

10.1	Eighth Amended and Restated 2004 Stock Option Plan (incorporate by reference to Exhibit 4.1 from our Annual Report on Form 20-F (file no. 001-34238) filed with the Securities and Exchange Commission on April 29, 2019)

23.1*	Consent of Grant Thornton, independent registered public accounting firm of the Registrant

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on April 29, 2019.

The9 Limited

By:	/s/ Jun Zhu
Name:	Jun Zhu
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Jun Zhu and George Lai, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jun Zhu	Chairman of the Board of Directors and Chief Executive Officer	April 29, 2019
Jun Zhu	(Principal Executive Officer)

/s/ George Lai	Director and Chief Financial Officer	April 29, 2019
George Lai	(Principal Financial and Accounting Officer)

/s/ Davin Alexander Mackenzie	Director	April 29, 2019
Davin Alexander Mackenzie

/s/ Kwok Keung Chau	Director	April 29, 2019
Kwok Keung Chau

/s/ Ka Keung Yeung	Director	April 29, 2019
Ka Keung Yeung

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of The9 Limited, has signed this registration statement in Newark, Delaware, United States of America on April 29, 2019.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director